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                                                                     Exhibit 5

                      [Morgan, Lewis & Bockius LLP Letterhead]

                                                             December 12, 1997



Condor Technology Solutions, Inc.
1650 Tysons Boulevard
Suite 600
McLean, Virginia 22102

             Re: Issuance of 6,785,000 Shares of Common Stock pursuant to Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have acted as counsel to Condor Technology Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (the "Registration Statement") relating to the public offering by the Company of an aggregate of 6,785,000 shares (including 885,000 shares subject to an over-allotment option)(the "Shares") of the Company's Common Stock, $.01 par value per share.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the By-laws of the Company as amended, and (c) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we are of the following opinion:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware.

          2. The Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

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Condor Technology Solutions, Inc.
December 12, 1997
Page 2

     We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Morgan, Lewis & Bockius LLP
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